                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    March 9, 1995
                                                 ............................


                         National Income Realty Trust
.............................................................................
            (Exact name of registrant as specified in its charter)


     California                     0-9211                    94-2537061
.............................................................................
(State or other jurisdiction      (Commission               (IRS Employer
 of incorporation)                 File No.)              Identification No.)



3878 Oak Lawn, Suite 300, Dallas, Texas                              75219
.............................................................................
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code  (214) 522-9910
                                                   ..........................

.............................................................................
         (Former name or former address, if changed since last report)
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Item 5.     Other Events.

     On March 9, 1995, the Board of Trustees of National Income Realty Trust (the "Trust") elected Lance Liebman and Lawrence G. Schafran to the Board of Trustees. Messrs. Liebman (Dean and Lucy G. Moses Professor of Law of Columbia Law School) and Schafran (a director and executive committee member of the DART Group) were elected to vacancies on the Board of Trustees existing as a result of the resignations of Ted P. Stokley and Bennett B. Sims, whose resignations were previously reported. The Board of Trustees of the Trust also elected Carl
B. Weisbrod as Chairman of the Board in place of William S. Friedman who remains President and Chief Executive Officer of the Trust.

     The elections of Messrs. Liebman and Schafran as Trustees, of Mr. Weisbrod (who was previously elected as a Trustee in 1994) and the resignation of Geoffrey Etnire from the Board of Trustees described in Item 6 below, have all occurred pursuant to the requirements of the Modification of Stipulation of Settlement dated April 27, 1994 (the "Modification"), approved by the Court on December 12, 1994, in the action styled Olive, et al v. National Income Realty
                                        --------------------------------------
Trust, et al (the "Olive Case").
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     In February 1990, the Trust and the other real estate entities which, at the time, had the same officers, directors or trustees and advisor as the Trust, entered into a settlement of the Olive Case relating to the operation and
                                 -----
management of each of the entities. On April 23, 1990, the Court granted final approval of the terms of the original settlement.

     The Modification, among other things, provided for the addition of three new unaffiliated members to be Trust's Board of Trustees and set forth new requirements for approval of any transactions with affiliates over the next five years. Under the Modification, the Trust, the other entities, and their shareholders released the defendants from any claims relating to the plaintiffs' allegations. The Trust and the other entities also agreed to waive any demand requirement for the plaintiffs' to pursue claims on behalf of each of them against certain persons or entities. The Modification also requires that any shares of the Trust held by Mr. Friedman or his affiliates shall be voted (i) in favor of the re-election of all current Board members that stand for re-election during the two calendar years following January 11, 1995, the effective date of the Modification, and (ii) in favor of all new Board members appointed pursuant to the terms of the Modification that stand for re-election during the three calendar years following January 11, 1995, the effective date of the Modification. The Modification also terminated a number of the provisions of the original Stipulation of Settlement, including the requirement that the Trust or the other entities maintain a Related Party Transaction Committee and a Litigation Committee of their respective Boards.

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Item 6.     Resignations of Registrant's Directors.

     On March 9, 1995, Geoffrey C. Etnire, a Trustee since January 1993, ceased to be a Trustee in accordance with the requirements of the Modification described in Item 5 above. Under the Modification, Etnire was required to resign from the Board of Trustees of the Trust upon the approval and appointment of the new unaffiliated Trustees (which occurred March 9, 1995). At the time of cessation as a Trustee, Mr. Etnire did not furnish the Trust with any letter describing any disagreement with the Trust on any matter relating to the Trust's operations, policies or practices.

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

                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NATIONAL INCOME REALTY TRUST
                                               (Registrant)

                                       By /s/ Katie Jackson
                                          -----------------------------------
                                          Katie Jackson, Vice President and
                                          Chief Accounting Officer


Dated:  March 13, 1995

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